EXHIBIT 10.9

AARON’S, INC.
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(Effective May 4, 2016)

1.Purpose. The purpose of the Aaron’s, Inc. Compensation Plan for Non-Employee Directors (this “Plan”) is to attract and retain highly-qualified individuals who are not employed by Aaron’s, Inc. (the “Company”) or any of its subsidiaries or affiliates to serve on the Company’s Board of Directors and to provide such directors with rewards that motivate superior oversight and protection of the Company’s business. This Plan aligns the interests of the non-employee directors with the long-term interests of the Company’s shareholders by providing that a significant part of such directors’ compensation is directly linked to the value of the Company’s common stock.
2.    Definitions.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Annual Retainer” means the annual fee payable by the Company to a Non-Employee Director with respect to his or her service as a member of the Board as in effect from time to time and as indicated in the attached Appendix I.
“Audit Committee” means the Audit Committee of the Board.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Chair” means a Non-Employee Director occupying the seat of authority with respect to the Board or a Committee.
“Chair Quarterly Retainer” means the quarterly fee payable by the Company to a Chair with respect to his or her service as a Chair as in effect from time to time and as indicated in the attached Appendix I.
“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
“Committee” means a standing committee of the Board.
“Committee Chair” means the Non-Employee Director serving as the Chair of a Committee.
“Common Stock” means the “common stock” of the Company as defined in the Equity and Incentive Plan.
“Company” means Aaron’s, Inc., a Georgia corporation, including its successors and assigns.

“Compensation Committee” means the Compensation Committee of the Board.
“Effective Date” means the date as of which this Plan is adopted by the Board.
“Equity and Incentive Plan” means the Aaron’s, Inc. 2015 Equity and Incentive Plan, as it may be amended from time to time.
“Fair Market Value” means “fair market value” as defined in the Equity and Incentive Plan.
“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board.
“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries or Affiliates.
“Plan” means this Aaron’s, Inc. Compensation Plan for Non-Employee Directors, as set forth herein, as it may be amended from time to time.
“Quarterly Payment Dates” has the meaning set forth in Section 5.2 of this Plan.
“Quarterly Retainer” means the quarterly fee payable by the Company to a Non-Employee Director with respect to his or her service as a member of the Board as in effect from time to time and as indicated in the attached Appendix I.
“RSU” has the meaning set forth in the Equity and Incentive Plan.
“Section 409A” means Section 409A of the Code and all authoritative interpretive guidance issued thereunder.
3.    Administration. This Plan shall be administered by the Compensation Committee which shall have the authority to construe and interpret this Plan, prescribe, amend and rescind rules relating to this Plan’s administration and take any other actions necessary or desirable for the administration of this Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. The decisions of the Compensation Committee shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company.
4.    Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. For the avoidance of doubt, Directors who are also employees of the Company or any of its subsidiaries or affiliates do not receive additional compensation for service as a director and shall not be eligible to participate in this Plan.

5.    Non-Employee Director Compensation.
5.1    Annual Retainers.
(a)    Each Non-Employee Director shall receive an Annual Retainer. The amount of the Annual Retainer shall be determined by the Board from time to time and be set forth in the attached Appendix I. The pro rata provisions of Section 7.1 hereof shall be applicable to any Annual Retainer.
(b)    The Annual Retainer shall be payable in shares of Common Stock, the number of which shall be determined by dividing the dollar amount of the Annual Retainer by the Fair Market Value of a share of Common Stock on the business day immediately preceding the payment date, rounded down to the nearest whole share. The vesting schedule(s) for such shares of Common Stock shall also be set forth in the attached Appendix I.
5.2    Quarterly Retainers.
(a)    Each Non-Employee Director shall receive a Quarterly Retainer. The amount of the Quarterly Retainer shall be determined by the Board from time to time and be set forth in the attached Appendix I. The pro rata provisions of Section 7.1 hereof shall be applicable to any Quarterly Retainer.
(b)    In addition to his or her Quarterly Retainer, any Non-Employee Director who is appointed as a Chair shall receive a Chair Quarterly Retainer for all quarters in which he or she serves in such capacity, except as set forth in Section 7.1 hereof.
(c)    Except as provided in Section 5.2(d) hereof, each Quarterly Retainer shall be paid in cash, in arrears, on the 10th business day after the end of each calendar quarter (“Quarterly Payment Dates”).
(d)    Each Non-Employee Director may elect to have the Company pay all or a portion of his or her Quarterly Retainer (and any Chair Quarterly Retainer) in Common Stock, in lieu of cash by submitting the form of election as set forth in the attached Appendix II. The number of shares of Common Stock paid to each electing Non-Employee Director shall be determined by dividing the dollar amount of the Quarterly Retainer (and/or Chair Quarterly Retainer) by the Fair Market Value of a share of Common Stock on the business day immediately preceding the Quarterly Payment Date, rounded down to the nearest whole share, and shall be paid/issued on the same schedule as Quarterly Retainers paid in cash. Any election by a Non-Employee Director to receive or not receive his or her Quarterly Retainer(s) in Common Stock must be made prior to the quarter for which cash payment or Common Stock issuance is desired, or as may be determined by the Compensation Committee from time to time. Any election must comply with all rules established from time to time by the Board, including any insider trading policy or other similar policy.
6.    Equity Compensation. Grants of equity awards made under this Plan (including elections to receive Common Stock in lieu of cash as set forth in Section 5.2(d) hereof) shall be made under the Equity and Incentive Plan as in effect from time to time, subject to all of the applicable terms and conditions thereof, and only to the extent that shares of Common Stock remain available for issuance under the Equity and Incentive Plan. This Plan does not constitute a separate source of Common Stock for the payment of equity compensation hereunder. The terms of the Equity and Incentive Plan are fully incorporated into this Plan with respect to any equity compensation paid hereunder. In the event of any inconsistency between the Equity and Incentive Plan and this Plan with respect to equity compensation, the terms of the Equity and Incentive Plan shall control. Notwithstanding any provision herein to the contrary, in no case shall any fractional shares of Common Stock be issued pursuant to this Plan. To the extent any fractional share of Common Stock would otherwise be issued pursuant to this Plan, such fractional share shall be rounded down to the nearest whole share.
7.    General Provisions.
7.1    Pro-Rata Payments. A Non-Employee Director (a) who is appointed to the Board after the commencement of a Board term (i.e., during the year, either before or after the Company’s annual meeting of shareholders) or (b) whose Board service terminates without cause prior to the expiration of a Board term (i.e., during the year, prior to the Company’s annual meeting of shareholders) shall receive pro-rated compensation.
7.2    Unfunded Obligations. The amounts to be paid to Non-Employee Directors under this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor.
7.3    No Right to Continued Board Membership. Neither this Plan nor any compensation paid hereunder will confer on any Non-Employee Director the right to continue to serve as a member of the Board or in any other capacity.
7.4    Charitable Contributions. As a component of the Company’s overall charitable contributions practice, the Company may, in the sole and absolute discretion of the Board, make a charitable contribution in honor of a director upon his or her retirement from the Board or at such other time as the Board shall deem appropriate or desirable.  Any contribution so made shall be payable in cash, the amount of which shall be determined in the sole and absolute discretion of the Board, taking into account any factor the Board deems appropriate.  Such factors may include a director’s tenure and his or her accomplishments while serving on the Board.
7.5    Non-Assignment. Any and all rights of a Non-Employee Director respecting payments under this Plan may not be assigned, transferred, pledged or encumbered in any manner, other than by will or the laws of descent and distribution, and any attempt to do so shall be void.
7.6    Successors and Assigns. This Plan shall be binding on the Company and its successors and assigns.
7.7    Entire Plan. This Plan, together with the Equity and Incentive Plan, constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

7.8    Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations.
7.9    Term of Plan. This Plan shall become effective on the Effective Date and will remain in effect until it is revised or terminated by further action of the Board.
7.10    Termination and Amendment. The Board may at any time amend or modify this Plan in whole or in part. Notwithstanding the foregoing, no amendment or termination of this Plan may impair the right of a Non-Employee Director to receive any amounts accrued hereunder prior to the effective date of such amendment or termination.
7.11    Applicable Law. The law of the State of Georgia shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
7.12    Section 409A. This Plan is intended to comply with the requirements of Section 409A, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representations or covenants that any compensation paid or awarded under this Plan will comply with Section 409A.
7.13    Withholding. To the extent required by applicable Federal, state or local law, a Non-Employee Director must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with this Plan.
7.14
    Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.
7.15    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of this Plan.
[Signature page follows]

IN WITNESS WHEREOF, this Plan is executed as of May 4, 2016, the date the Board re-approved this Plan, to be effective as of May 4, 2016.

AARON’S, INC.
By: /s/ Robert W. Kamerschen
Title: EVP & General Counsel

Signature Page for the Aaron’s, Inc. Compensation Plan for Non-Employee Directors

Appendix I

Aaron’s, Inc. Compensation for Non-Employee Directors

Description	Amount[1]	Comment
Annual Retainer – RSUs	$100,000
Issued on the first business day of the calendar year and vests on the one-year anniversary thereof.
In the event Board service begins after the commencement of a Board term (i.e., a new director is appointed during the year, either before or after the Company’s annual meeting), a pro-rata portion of RSUs will be granted, which will vest on the one-year anniversary of the first business day of the calendar year in which such director is appointed (i.e., at the same time as grants made on the first business day of the calendar year).
To the extent Board service terminates without cause prior to such one-year anniversary, a pro-rata portion of RSUs will accelerate and vest on the date such service terminates. Any RSUs that do not vest will be added back to the Equity and Incentive Plan’s share pool.
See Note 1 below and Section 7.1 of the Plan.

Quarterly Retainer – Cash	$18,750	Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.
1Amounts to be prorated in the event Board service begins after the commencement of a Board term or terminates without cause prior to the expiration of a Board term. See Section 7.1 of the Plan.

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Aaron’s, Inc. Compensation for Chairs

Description	Amount[1]	Comment
Board Chair – Quarterly Retainer	$25,000
Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.

Audit Committee Chair – Quarterly Cash Retainer	$5,000
Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.

Compensation Committee Chair – Quarterly Cash Retainer	$3,750
Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.

Nominating and Corporate Governance Committee Chair – Quarterly Cash Retainer	$2,500
Amount is in addition to the quarterly cash retainer received by non-employee directors of $18,750 set forth above. Can make election to receive shares of fully vested Common Stock as set forth in Section 5.2(d) of the Plan.

1Amounts to be prorated in the event Board service begins after the commencement of a Board term or terminates without cause prior to the expiration of a Board term. See Section 7.1 of the Plan.

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Appendix II

AARON’S, INC.
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
ELECTION TO RECEIVE SHARES IN LIEU OF CASH
FOR QUARTERLY RETAINERS

To be effective for the 2016 term of the Board of Directors of Aaron’s, Inc. (“Board Term”), commencing January 1, 2016 and any future Board Term as provided below.

ELECTION TO RECEIVE SHARES

Pursuant to Section 5.2(d) of the Aaron’s, Inc. Compensation Plan for Non-Employee Directors (the “Plan”), I hereby elect to receive all or a portion of my Quarterly Retainers (and all or a portion of my Chair Quarterly Retainer) (collectively, “Cash Fees”) as further set forth below in shares of the Company’s common stock (“Shares”) in lieu of cash in accordance with this election and the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Quarterly Retainer Election
I hereby elect to receive _____% of the Quarterly Retainer(s) (and any Chair Quarterly Retainer) due to me on each Quarterly Payment Date in Shares having an equivalent value.

TYPE OF SHARES ISSUED

Shares issued in lieu of Cash Fees shall be fully vested and unrestricted shares of the Company’s common stock issued pursuant to this Plan and the Aaron’s, Inc. 2015 Equity Incentive Plan (“Equity and Incentive Plan”), as in effect from time to time. Notwithstanding the foregoing, if there are not sufficient Shares available under the Equity and Incentive Plan for any reason, the Cash Fees will be paid in cash.

NUMBER OF SHARES

The number of Shares paid shall be determined by dividing the dollar amount of the Cash Fees subject to the election by the Fair Market Value of a Share on the business day immediately preceding the payment date, rounded down to the nearest whole Share. Pursuant to Sections 5.2(d) and 6 of the Plan, the Company shall not issue any fractional Shares.

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DURATION OF ELECTION

I understand that this election will continue in effect (including future Board terms) until I timely submit a new election form modifying or revoking this election.

WITHHOLDING

I understand and agree that the Company may take such action as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments made pursuant to this Plan.

ACKNOWLEDGEMENT

I acknowledge receipt of a copy of the Plan and acknowledge and agree that this election is made pursuant to the Plan and is subject to all of the terms and conditions thereof.

I acknowledge that the Shares issued to me are also subject to the applicable terms and conditions of the Equity and Incentive Plan as in effect from time to time and acknowledge receipt of a copy of the Equity and Incentive Plan.

Signature of Non-Employee Director: ______________________________________________

Printed Name:_________________________________________________________________

Date: ________________________________________________________________________

RETURN COMPLETED FORM TO:
John Karr

Accepted by Plan Administrator: ___________________________________________________

Printed Name:_________________________________________________________________

Date: _________________________________________________________________________

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